EXHIBIT B

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "**Agreement**") is entered into as of ______________, 2012, by and between InPatient Consultants of Florida, Inc., a Florida corporation ("**IPC Buyer**"), Hospitalist Services of Florida, Inc., a Florida corporation ("**HSF Buyer**") (IPC Buyer and HSF Buyer, collectively, the "**Acquirors**"), and Inpatient Clinical Solutions, Inc., a Nevada corporation ("**Seller**") and each individual listed on Exhibit A (each such individual, a "**Principal Owner**" and collectively, the "**Principal Owners**") (Seller and Principal Owners, collectively, the "**Selling Group**"), pursuant to the terms of that certain Asset Purchase Agreement (the "**Asset Purchase Agreement**") entered into of even date herewith by and among Selling Group and Acquirors. All terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms of the Asset Purchase Agreement:

1. Seller hereby sells, transfers, conveys, assigns and delivers to IPC Buyer all of the right, title and interest of Seller in the IPC Acquired Assets listed on Schedule 1.1 attached hereto, to have and to hold the same unto IPC Buyer from and after the date hereof.

2. Seller hereby sells, transfers, conveys, assigns and delivers to HSF Buyer all of the right, title and interest of Seller in the HSF Acquired Assets listed on Schedule 1.1 attached hereto, to have and to hold the same unto HSF Buyer from the after the date hereof.

3. Each Principal Owner hereby sells, transfers, conveys, assigns and delivers to IPC Buyer all of the right, title, and interest of such Principal Owner in the Principal Owners' Personal Goodwill, to have and to hold the same unto IPC Buyer from and after the date hereof.

4. Each Acquiror hereby assumes and agrees to become responsible for, perform all of the duties, obligations, terms, provisions and covenants and to pay and discharge, when due, the Assumed Liabilities specified for such Acquiror and listed on Schedule 1.6 attached hereto.

5. The terms and provisions of this Agreement shall be binding upon Selling Group and Acquirors, as applicable, and their respective successors and permitted assigns as set forth in the Asset Purchase Agreement. Nothing contained in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than Selling Group and Acquirors and their respective successors and permitted assigns under the Asset Purchase Agreement, any right, remedy or claim under or in respect to this Agreement.

6. Upon the request of any Acquiror, Seller or any Principal Owner, as applicable, shall execute and deliver, or cause to be executed and delivered, to such Acquiror all such instruments of conveyance, assignment and transfer as such Acquiror reasonably may request in order to (a) vest in such Acquiror title to and possession of the IPC Acquired Assets, HSF Acquired Assets, or such Principal Owner's Personal Goodwill; and (b) perfect and record, if necessary, the sale, transfer, assignment, conveyance and delivery to such Acquiror of the IPC

Acquired Assets, HSF Acquired Assets or such Principal Owner's Personal Goodwill, as applicable.

7. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

9. Notwithstanding the foregoing, this Agreement shall be effective on the date first above written.

(Signature Page to Follow)

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the day and year first above written.

IPC BUYER:	**INPATIENT CONSULTANTS OF FLORIDA, INC.**
	______________________________ Adam Singer, M.D. President
HSF BUYER:	**HOSPITALIST SERVICES OF FLORIDA, INC.**
	______________________________ Adam Singer, M.D. President
SELLER:	**INPATIENT CLINICAL SOLUTIONS, INC.**
	______________________________ Osnah Bloom President
PRINCIPAL OWNERS:	
	______________________________ Osnah Bloom, as an individual
	______________________________ Hina Sharma, M.D., as an individual

(Signature Page to Bill of Sale, Assignment and Assumption Agreement)

EXHIBIT A

OWNERS

Owner	Ownership Percentage
Osnah Bloom	15.3%
Hina Sharma, M.D.	15.3%

SCHEDULE 1.1

IPC ACQUIRED ASSETS

HSF ACQUIRED ASSETS

DISCLOSURE SCHEDULE 1.1

PURCHASED ASSETS

The Purchased Assets shall consist of the IPC Acquired Assets and the HSF Acquired Assets, as set forth below:

1. IPC Acquired Assets

The IPC Acquired Assets shall consist of Seller's rights, title and interest in and to only the following assets, properties, and rights:

1.1. except as set forth in Schedule 1.2, any and all of Seller's rights related to the name "Inpatient Clinical Solutions, Inc." and any associated graphics including, without limitation, (i) originals of all files, correspondence and other records relating to or reflecting Seller's ownership of the name or its right, title and interest therein; (ii) all claims of Seller against third parties relating to the name occurring post Closing; (iii) all intellectual property rights of Seller, now or hereafter existing, under the laws of any jurisdiction inhering to or related to such name, regardless of whether or not such rights have been registered or are the subject of any application for registration; and (iv) the right to register the foregoing intellectual property rights anywhere in the world; provided, however, that Seller shall have the right to use the name "Inpatient Clinical Solutions, Inc." for the first twelve (12) months post-Closing for the purposes of collecting accounts receivable only;

1.2. except as set forth in Schedule 1.2, all of the Intellectual Property used in connection with the Business including;

(a) The following web sites and/or domain names: inhospitalcare.com;

(b) All trade secrets and confidential business information (including data, know-how, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented;

(c) The following logos: Inpatient Clinical Solutions

(d) Except for All software used in connection with the Business; and any similar or equivalent rights to any of the foregoing anywhere in the world.

(e) the rights of Seller to all electronic mail addresses, web pages, domain names, and other similar property used by Seller in connection with the Business;

1.3. all transferable rights of Seller pursuant to any express or implied warranties, representations or guarantees made by suppliers furnishing goods or services to Seller;

1.4. the Personal Goodwill;

1.5. the goodwill of Seller's Business, including all patient lists, lists of referring physicians and other providers, vendor information, payer information, customer lists and other lists, records and information used in connection with the Business;

1.6. all transferable governmental and other permits, licenses, approvals, certificates of inspection, filings, franchises and other authorizations used or held by Seller for use in the Business, excluding Medicare and Medicaid provider numbers;

1.7. to the extent Seller is a party thereto or beneficiary thereof, all payor contracts, and all contracts to provide healthcare services as set forth on Attachment 1 ("**Revenue Contracts**"); and

1.8. Seller's authorization and consent for IPC Buyer to employ Seller's Providers who practice in the Business and Administrative Personnel, who meet the employment criteria of IPC Buyer and who have executed employment agreements with IPC Buyer.

2. HSF Acquired Assets

The HSF Acquired Assets shall consist of Seller's rights, title and interest in and to only the following assets, properties, and rights:

2.1. Seller's authorization and consent for HSF Buyer to enter into independent contractor agreements with Seller's Providers who practice in the Business, who meet the hiring criteria of HSF Buyer and who have executed independent contractor agreements with HSF Buyer.

IPC Buyer and HSF Buyer shall have the right, upon written request and upon receipt of proper authority by Seller from former personnel, to a copy of any personnel records, accounting records or litigation files of Seller, subject to the right of attorney client privilege.

ATTACHMENT 1 TO SCHEDULE 1.1

REVENUE CONTRACTS

Professional Service Arrangements

1. Provider Service Agreement by and between Inpatient Clinical Solutions, Inc. and Bethesda Memorial Hospital, a Florida not for profit corporation, dated as of August 1, 2002.

Payor Arrangements

2. Summit Health Plan, Inc. Hospitalist Provider Services Agreement by and between Summit Health Plan, Inc. and Inpatient Clinical Solutions, Inc., dated as of May 1, 2009.
3. Health System Agreement by and between CIGNA Healthcare of Florida, Inc. and Inpatient Clinical Solutions, dated as of May 15, 2010.
4. Blue Cross and Blue Shield of Florida, Inc. and Health Options, Inc. Participation Agreement for Hospital Based Physician Services by and among Blue Cross and Blue Shield of Florida, Inc., Health Options, Inc. and Inpatient Clinical Services, Inc., dated as of May 15, 2007.
5. Physician Group Agreement by and between Aetna Health, Inc. and Inpatient Clinical Solutions, dated as of January 5, 2003.
6. United HealthCare of Florida, Inc. Network Participation Agreement by and between United HealthCare of Florida, Inc. and Inpatient Clinical Solutions, Inc., dated as of February 1, 2001.

SCHEDULE 1.6

ASSUMED LIABILITIES

DISCLOSURE SCHEDULE 1.6

ASSUMED LIABILITIES

All obligations of the Seller arising on or after the Closing Date with respect to the agreements set forth on Schedule 1.1 and Attachment 1 to Schedule 1.1.